                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated March 28, 2003 with respect to the financial statements of Separate Account B of The Manufacturers Life Insurance Company of New York, which is contained in the Statement of Additional Information in Post-Effective Amendment No. 2 to the Registration Statement (Form N-6 No. 333-85296) and the related prospectus of Separate Account B of The Manufacturers Life Insurance Company of New York.


                                                           /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
April 29, 2003

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" in the prospectus and to the use of our report dated March 28, 2003 with respect to the financial statements of The Manufacturers Life Insurance Company of New York, which is contained in the Statement of Additional Information in Post-Effective Amendment No. 2 to the Registration Statement (Form N-6 No. 333-85296) and the related prospectus of The Manufacturers Life Insurance Company of New York Separate Account B.


                                               /s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 29, 2003